UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2012

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

(e)  As previously disclosed, on December 9, 2011, Gene A. Hammons, President of Southwestern Midstream Services Company and its subsidiaries, Southwestern Energy Services Company, DeSoto Gathering Company, LLC and Angelina Gathering Company, LLC, and a Named Executive Officer of Southwestern Energy Company (the “Company”), advised the Company’s Board of Directors of his intended retirement effective March 31, 2012 (the “Retirement Date”).  In recognition of his substantial contributions to the Company and the ongoing need for his expertise as a consultant to the Company, on February 22, 2012, the Compensation Committee of the Board of Directors approved and authorized the Company’s President & Chief Executive Officer to enter into a letter agreement (the “Letter Agreement”) with Mr. Hammons providing for the following in connection with his separation from the Company as of the Retirement Date: (i) with respect to the portions of the performance units granted to him under the Company’s 2002 Performance Unit Plan (the “Performance Unit Plan”) on December 10, 2009, December 9, 2010 and December 8, 2011 that were not vested as of the Retirement Date but would have vested on or before December 31, 2012 (each an “Accelerated PUP”), the Company will pay Mr. Hammons for such Accelerated PUPs in accordance with the overall level of achievement under the original grants or upon a Change of Control (as defined in the Performance Unit Plan) at the time that payment is due and required to be made under the Performance Unit Plan and (ii) a one-year consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Hammons will provide consulting services to the Company until March 31, 2013, unless earlier terminated by either party.  In consideration for Mr. Hammons’ consulting services, the Company will pay Mr. Hammons the sum of $50,000.00 per month during the term of the Consulting Agreement.  In the event the Company terminates the Consulting Agreement without cause, Mr. Hammons will be entitled to receive the monthly payments through the remaining term.   In addition, under the Consulting Agreement, Mr. Hammons will be subject to non-disclosure, non-solicitation, non-competition and non-disparagement provisions.  The Letter Agreement, including the Consulting Agreement, is attached hereto as Exhibit 10.1, and each agreement was executed by the Company and Mr. Hammons on February 24, 2012.  Each of these agreements is incorporated by reference herein as if set forth in full and the descriptions of their material terms set forth above are qualified in their entirety by reference to such exhibit.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2012, the Board of Directors of the Company, based in part upon the recommendation of its Nominating and Governance Committee, approved a number of corporate governance changes including increasing the stock ownership requirements for certain executives and amending and restating the Company’s Bylaws to, among other things, permit electronic notifications and clarify certain provisions, including with respect to stockholder proposals.  The material amendments of the provisions of the Company’s Bylaws can be found in Articles II, III and V of the Bylaws.  The Bylaws, as amended and restated (the “Amended and Restated Bylaws”), are filed as Exhibit 3.1 hereto and incorporated by reference herein as if set forth in full and the foregoing description of the Amended and Restated Bylaws is qualified by reference to such exhibit.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibits.  The following exhibit is being furnished as part of this Report.

Exhibit Number	Description

3.1 10.1

Amended and Restated Bylaws of Southwestern Energy Company Effective as of February 23, 2012.

Letter Agreement dated February 24, 2012 between Southwestern Energy Company and Gene A. Hammons, including Consulting Agreement of even date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: February 24, 2012	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1 10.1

Amended and Restated Bylaws of Southwestern Energy Company Effective as of February 23, 2012.

Letter Agreement dated February 24, 2012 between Southwestern Energy Company and Gene A. Hammons, including Consulting Agreement of even date.